Exhibit 21.1 – List of Subsidiaries

RED SHIELD LUMBER INC

EBUILD AND TRUSS INC

SEATTLE COFFEE EXCHANGE INC

ECO BLUE SHIELD INC

ECO WORLD CLOTHING INC

ECO BUILDING PRODUCTS CARIBBEAN LIMITED